Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333 -168773) to be filed on or about June 23, 2011 of our report dated March 28, 2011, relating to the consolidated financial statements of Nutrastar International Inc. and its subsidiaries as of and for the year ended December 31, 2010.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Crowe Horwath (HK) CPA Limited
Hong Kong, China
June 23, 2011